                                                                    EXHIBIT 99.1

                        HEICO HOLDINGS, INC. TO ACQUIRE
                           NATIONAL-STANDARD COMPANY


     Niles, Michigan, June 27, 2000 - Heico Holdings, Inc. and National-Standard Company announced that they have entered into a definitive merger agreement providing for Heico to acquire all of the outstanding shares of common stock of National-Standard for $1.00 per share in cash, or approximately $5.8 million. Under the terms of the agreement, a subsidiary of Heico will commence a cash tender offer to purchase all outstanding common shares of National-Standard at $1.00 per share. The tender offer will be subject to the condition that a majority of National-Standard's outstanding shares be validly tendered and not withdrawn prior to the expiration date of the tender offer, and will also be subject to receipt of required governmental and regulatory approvals and other conditions. The merger agreement provides that, following consummation of the tender offer, the Heico subsidiary will be merged into National-Standard and each remaining common share of National-Standard will be converted into the right to receive $1.00 in cash. The surviving company in the merger will also assume all liabilities of National-Standard including approximately $35 million of senior indebtedness.

     National-Standard's board of directors has approved the merger agreement and recommended that National-Standard shareholders tender their shares and approve the merger. The board of directors has also received a fairness opinion from US Bancorp Piper Jaffray, National-Standard's investment bankers.

     Ronald B. Kalich, President and Chief Executive Officer of National-Standard stated that "based upon an extensive analysis of strategic alternatives available to us, the management and Board of National-Standard believe acceptance of the Heico offer is in the collective best interest of all affected parties, including our customers, our suppliers, our employees, our creditors, and our shareholders. As a consequence of weakening sales in recent weeks that have exceeded normal seasonal trends, National-Standard is experiencing liquidity difficulties that have affected our ability to pay our suppliers and other creditors on customary trade terms. We have initiated discussions with our principal lender, Foothill Capital Corporation, regarding the terms on which Foothill might be willing to provide additional interim financing to National-Standard. However, there can be no assurance that these discussions will result in any additional financing being provided to the Company." Kalich went on to state that "with increasing short-term stress on our ability to adequately finance continuing operations, the proposed transaction represents an opportunity to realize value for shareholders while preserving and enhancing our business."

     Heico, headquartered in Chicago, is a holding company whose interests include Davis Wire Corporation. "We look forward to this acquisition as a way for National-Standard to confidently continue its historic supply of high quality innovative products, and for Davis Wire to expand its geographic offering of its current array of industrial wire products," said El Roskovensky, President and Chief Executive Officer of Davis Wire. "We hope to complete the merger as soon as practicable."

     Founded in 1907, National-Standard is a publicly traded Niles, Michigan based firm with annual sales of approximately $160 million, manufacturing and distributing a broad range of wire and wire-related products, including tire bead wire and welding wire, in addition to wire cloth and fabricated filters for the automotive air bag industry. Davis Wire Corporation, headquartered in San Ramon, California, produces and distributes a variety of industrial, construction, agricultural and specialty products.

     THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF NATIONAL-STANDARD COMPANY. THE ACQUIROR WILL FILE A TENDER OFFER STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER UPON OR AFTER THE COMMENCEMENT OF THE TENDER OFFER.

     THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF NATIONAL-STANDARD COMPANY, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS FILED WITH THE COMMISSION) AND THE SOLICITATION /RECOMMENDATION STATEMENT WILL ALSO BE AVAILABLE AT NO CHARGE AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. THE COMMISSION'S ADDRESS IS 450 5TH STREET N.W., WASHINGTON, D.C. 20549. THE TELEPHONE NUMBER OF THE PUBLIC REFERENCE ROOM IS (202) 942-8090.


     Note: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Because those statements are based on factors that involve risks and uncertainties, the company's actual future results may differ materially from the results expressed or implied by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, availability of working capital and third party financing sources, adverse changes in general economic conditions, demand for the Company's products and industry capacity, competitive products and pricing, and other factors described in National-Standard's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

                           #     #     #     #     #